     THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND
     THE SHARES OF COMMON STOCK OR OTHER SECURITIES
     ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED
     OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
     1933, AS AMENDED ("ACT"), (ii) TO THE EXTENT
     APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR
     RULE UNDER THE ACT RELATING TO THE DISPOSITION OF
     SECURITIES) OR (iii) AN OPINION OF COUNSEL
     REASONABLY SATISFACTORY TO THE COMPANY TO THE
     EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER
     THE ACT IS AVAILABLE IN CONNECTION WITH SUCH SALE.

No. R-1                                2,000,000 Warrants

                 Warrant Certificate

            FRUEFAUF TRAILER CORPORATION



          This Warrant Certificate certifies that K-H
Corporation, or registered assigns, is the registered holder of Warrants expiring April 25, 2001 (the
"Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of Fruehauf Trailer
Corporation, a Delaware corporation (the "Company").  Each
Warrant entitles the registered holder upon exercise on or after the date hereof and on or before 5:00 p.m. New York
City Time on April 25, 2001, to receive from the Company one fully paid and nonassessable share of Common Stock
(each such share, a "Warrant Share") at the exercise price of $2.50 per share (the "Exercise Price") payable (i) in cash or (ii) by certified or official bank check. The
Warrants represented by this Warrant Certificate may be exercised upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

          In the alternative, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 4.2 of the Warrant Agreement. The number of Warrant Shares issuable upon exercise of the Warrants and the Exercise Price are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

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            No Warrant may be exercised after 5:00 p.m.,
New York City Time, on April 25, 2001, and to the extent not exercised by such time such Warrants shall expire.

            This Warrant is subject to redemption at the option of the Company after the third anniversary of the initial date of issuance of the Warrants if certain conditions relating to the market price of the Common
Stock are met, as set forth in the Warrant Agreement.

            Reference is hereby made to the further
provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

            IN WITNESS WHEREOF, Fruehauf Trailer
Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.


Dated: April 25, 1996

                       FRUEHAUF TRAILER CORPORATION


                        By: /s/ Timothy J. Wiggins
                            -----------------------
                           Title: Executive Vice
                                  President and Chief
                                  Financial Officer
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                       [Reverse]


            The Warrants evidenced by this Warrant
Certificate are part of a duly authorized issue of Warrants expiring April 25, 2001, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of April 25, 1996 (the "Warrant Agreement"), between the Company and K-H Corporation, which Warrant
Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant
Agreement.

            Warrants may be exercised at any time on or after the date hereof and on or before 5:00 p.m., New York
City Time, on April 25, 2001. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price
(i) in cash or (ii) by certified or official bank check.
In the alternative, Warrants may be issued without the exchange of funds pursuant to the net exercise provisions of Section 4.2 of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common
Stock issuable upon exercise of this Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant and the Exercise Price shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

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            The holders of the Warrants are entitled to
certain registration rights with respect to the Warrants and the Common Stock purchasable upon exercise of the Warrants. Said registration rights are set forth in full in the Warrant Agreement.

            Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant
Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company may deem and treat the registered holder(s) hereon as the absolute owner(s) of this Warrant
Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company, except as otherwise provided in the Warrant
Agreement.


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                Form of Election to Purchase

          (To Be Executed Upon Exercise Of Warrant)


            The undersigned hereby irrevocably elects to exercise _______ Warrants containing the right, represented by this Warrant Certificate, to receive
________ shares of Common Stock and herewith (check item) tenders payment for such shares to the order of Fruehauf
Trailer Corporation in the amount of $2.50 per share of Common Stock in accordance with the terms hereof, as follows:

/ / $________ in cash or by certified or official bank check to the order of Fruehauf Trailer Corporation; or


/ /   by surrender of Warrant Shares having a Current
Market Value (as defined in the Warrant Agreement) of
$__________.

            The undersigned requests that a certificate
for such shares be registered in the name of ___________,
whose address is ____________________, and that such
shares be delivered to ______________, whose address is
__________________________.

            If said numbers of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate for _________ Warrants representing the remaining balance of such Warrants be registered in the name of _____________________, whose address is
__________________________________, and that such Warrant
Certificate be delivered to ________________________,
whose
address is ___________________________________.


                            ____________________________
                            Signature


                            Date: ______________________


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                   ASSIGNMENT FORM


            To assign this Warrant, fill in the form below: (I) or (we) assign and transfer this Warrant to

_________________________________________________________
     (Insert assignee's soc. sec. or tax I.D. No.)


_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________
  (Print or type assIgnee's name, address and zip code)

and irrevocably appoint _________________________________
to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

__________________________________________________________

Date: _____________

                     Your Signature: ___________________
                     (Sign exactly as your name appears on
                     the face of this Warrant)